                                                                    Exhibit 10.3
                                                                    ------------

                             Revolving Credit Note

                                                               October 14, 1998
$12,000,000.00

     ACT Manufacturing, Inc. (the "Borrower"), for value received, hereby
                                   --------
promises to pay to the order of National Bank of Canada (the "Lender") at the
                                                              ------
office of The Chase Manhattan Bank at One Chase Square, Rochester, New York 14643, for the account of such Lender, the principal sum of Twelve Million and 00/100 Dollars ($12,000,000.00) or, if less, the amount of Revolving Credit Loans loaned by the Lender to the Borrower pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lender, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

     The date and amount of each Revolving Credit Loan made by the Lender to the Borrower under the Credit Agreement referred to below, maturity date and each payment of principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note (or, at the discretion of the Lender, at any other time), endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, however, that failure to make any such endorsement shall not affect the rights of the Lender or the obligations of the Borrower hereunder in respect of this Note. The Lender's records shall be presumed to be accurate absent manifest error.

     This is one of the Notes referred to in that certain Credit Agreement (as amended from time to time the "Credit Agreement") dated as of October 14, 1998
                               ----------------
among the Borrower, the Subsidiary Guarantor named therein, the Lenders named therein (including the Lender), and The Chase Manhattan Bank, as Agent, and evidences the Revolving Credit Loans made by the Lender to the Borrower thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

     The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence and during the continuance of certain Events of Default and for prepayments on the terms and conditions specified therein.

     The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

     This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.


                                    ACT MANUFACTURING, INC.

                                    By: /s/ John A. Pino
                                       -------------------------
                                    Name: John A. Pino
                                         -----------------------
                                    Title: President
                                          ----------------------